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Exhibit 23.2

Consent of Silverman Olson Thorvilson & Kaufmann LTD

        We consent to the reference to our firm under the caption "Experts," "Summary Financial and Operating Data," and "Selected Financial and Other Operating Data" and to the use of our report dated January 29, 2001, in the Registration Statement (Form S-1) and related Prospectus of 2nd Swing, Inc. for the registration of 2,300,000 shares of its common stock.

                      /s/ Silverman Olson Thorvilson & Kaufmann LTD

Minneapolis, Minnesota
July 17, 2003

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Consent of Silverman Olson Thorvilson & Kaufmann LTD